Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the RailAmerica, Inc. 2009 Omnibus Stock Incentive Plan of our report dated September 22, 2009, with respect to the consolidated financial statements of RailAmerica, Inc. included in its Registration Statement (Form S-l No. 333-160835) for the year ended December 31, 2008 filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Jacksonville, Florida
October 13, 2009